SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:

|X|   Preliminary proxy statement       |_|  Confidential, for Use of the
|_|   Definitive proxy statement             Commission  Only (as permitted by
                                             Rule 14a-6(e)(2))
|_|   Definitive additional materials
|_|   Soliciting  material pursuant to Rule 14a-11(c)  or Rule  14a-12

                             BIG SMITH BRANDS, INC.
                             ----------------------
                (Name of Registrant as Specified in Its Charter)


                  (Name of Person(s) Filing Proxy  Statement,  if other than the

Registrant) Payment of filing fee (Check the appropriate box):

      |X| No Fee required.
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.
      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      |_| Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as  provided  by  Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

                             BIG SMITH BRANDS, INC.
                              7100 West Camino Real
                                    Suite 402
                            Boca Raton, Florida 33433


                                                                  March 30, 1999




To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Big Smith Brands, Inc. (the "Company"), which will be held at the Renaissance Airport Hotel, St. Louis, Missouri, on Tuesday, April 20, 1999, at 9:00 A.M., St. Louis time.

        The Notice of Annual Meeting and Proxy Statement covering the formal business to be conducted at the Annual Meeting follow this letter.

        We hope you will attend the Annual Meeting in person. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope to assure that your shares are represented at the meeting.

                                        Sincerely yours,





                                        S. PETER LEBOWITZ
                                        Chairman of the Board

                             BIG SMITH BRANDS, INC.
                              7100 West Camino Real
                                    Suite 402
                            Boca Raton, Florida 33433
                                 (561) 367-8283

                          -----------------------------


                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                                 April 20, 1999

                          -----------------------------


        The Annual Meeting of Stockholders of Big Smith Brands, Inc. (the "Company") will be held at the Renaissance Airport Hotel, St. Louis, Missouri, at 9:00 A.M., St. Louis time, on Tuesday, April 20, 1999, for the following purposes:

               1. to approve the sale to Walls Industries, Inc., Cleburne, Texas ("Walls") of all assets of the Company relating to the Company's workwear business, other than real estate and trademarks, and the license to Walls of the "Big Smith" trademark and certain related trademarks for use in the manufacture, sale and licensing of workwear products;

               2. to elect five directors, each to serve until their respective successors have been duly elected and qualified;

               3. to ratify the appointment of Daszkal, Bolton & Manela, CPAs, as the Company's independent public auditors for the Company's fiscal year ending December 31, 1999; and

               4. to transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

        The Board of Directors unanimously recommends that you vote FOR the sale of assets and the licensing of the specified trademarks, FOR the election of all five nominees as directors and FOR the approval of the appointment of the independent public auditors.

        Stockholders of record at the close of business on March 3, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

        Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy in the reply envelope provided which requires no postage if mailed in the United States. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy. By promptly returning your proxy, you will greatly assist us in preparing for the Annual Meeting.

                                   By Order of the Board of Directors


                                   S. PETER LEBOWITZ
                                   Chairman of the Board

Boca Raton, Florida
March 30, 1999

                             BIG SMITH BRANDS, INC.
                              7100 West Camino Real
                                    Suite 402
                            Boca Raton, Florida 33433
                                 (561) 367-8283

                          -----------------------------


                               PROXY STATEMENT FOR
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 20, 1999

                          -----------------------------


        This Proxy Statement and the enclosed form of proxy are being furnished, commencing on or about March 30, 1999, in connection with the solicitation of proxies in the enclosed form by the Board of Directors of Big Smith Brands, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders ("Stockholders") of the Company (the "Annual Meeting") to be held at the Renaissance Airport Hotel, St. Louis, Missouri, at 9:00 A.M., St. Louis time, on Tuesday, April 20, 1999, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The hotel is conveniently located near the St. Louis airport.

        The Annual Report of the Company, containing financial statements of the Company as of December 31, 1998, and for the year then ended, has been delivered or is included with this proxy statement and the information contained therein is incorporated by reference herein. The principal executive offices of the Company are located at 7100 West Camino Real, Suite 402, Boca Raton, Florida 33433.

        A list of the Stockholders entitled to vote at the Annual Meeting will be available for examination by Stockholders during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 7100 West Camino Real, Suite 402, Boca Raton, Florida 33433. A Stockholder list will also be available for examination at the Annual Meeting.

        If you are unable to attend the Annual Meeting, you may vote by proxy on any matter to come before that meeting. The enclosed proxy is being solicited by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted (i) FOR the sale to Walls Industries, Inc., Cleburne, Texas ("Walls") of all assets of the Company relating to the Company's workwear business, other than real estate and trademarks, and the license to Walls of the "Big Smith" trademark and certain related trademarks for use in the manufacture, sale and licensing of workwear products, (ii) FOR the election of the nominees named below under the caption "Election of Directors," (iii) FOR the ratification of the appointment of Daszkal, Bolton & Manela, CPAs ("DB&M") as independent public auditors for the Company's fiscal year ending December 31, 1999, and (iv) in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting. Attendance in person at the Annual Meeting will not of itself revoke a proxy; any Stockholder who does attend the Annual Meeting, however, may revoke a proxy orally and vote in person. Proxies may be revoked at any time before they are voted by submitting a properly executed proxy with a later date or by sending a written notice of revocation to the Secretary of the Company at the Company's principal executive offices.

        This Proxy Statement and the accompanying form of proxy are being mailed to Stockholders of the Company on or about March 30, 1999.

        Following the original mailing of proxy solicitation material, executive and other employees of the Company and professional proxy solicitors may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's Common Stock to forward proxy solicitation material to the beneficial owners of such stock. Although it has entered into no formal agreements to do so, the Company may reimburse such record holders for their reasonable expenses incurred in such forwarding. The cost of soliciting proxies in the enclosed form will be borne by the Company.

        The Company's Board of Directors has unanimously voted to recommend (i) the sale to Walls of all assets of the Company relating to the Company's workwear business, other than real estate and trademarks, and the license to Walls of the "Big Smith" trademark and certain related trademarks for use in the manufacture, sale and licensing of workwear products, (ii) the nominees for election to the Board of Directors listed below under the caption "Election of Directors" and (iii) the appointment of DB&M as the independent public auditors for the Company for the fiscal year ending December 31, 1999.

        The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners of such shares. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. Broker non-votes result when brokers are precluded from exercising their discretion on certain types of proposals. Brokers have discretionary authority to vote on the sale and license to Walls, the election of directors and the ratification of the appointment of DB&M. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld from the broker.

        Approval of the Board of Directors' recommendation of the sale and license to Walls requires the affirmative vote of a majority of the shares of the Company's Common Stock outstanding as of the Record Date. Accordingly, abstentions, Broker non-votes and unvoted shares will all have the effect of negative votes. The election of each nominee for director requires a plurality of votes cast. Accordingly, abstentions and Broker non-votes will not affect the outcome of the election. The affirmative vote of the holders of a majority of the votes cast is required for the approval of the appointment of the independent public auditors. On this matter abstentions will have the same effect as a negative vote. Because Broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, Broker non-votes will have no effect on the outcome of this matter.

        As of the Record Date, S. Peter Lebowitz and a trust holding shares for the benefit of Mr. Lebowitz's children (the "Trust") held an aggregate of 1,856,000 shares of Common Stock, representing 25.2% of the Company's issued and outstanding Common Stock. Each of Mr. Lebowitz and the Trust has agreed to vote in favor of the sale and license to Walls discussed below.

        The Company will appoint an inspector to act at the Annual Meeting who will: (1) ascertain the number of shares outstanding; (2) determine the shares represented at the Annual Meeting and the validity of the proxies and ballots;
(3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector; and (5) certify his determination of the number of shares represented at the Annual Meeting and his count of all votes and ballots.

        Only Stockholders of record at the close of business on March 3, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on March 3, 1999, there were 7,354,683 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting and any adjournment or postponement thereof, with no cumulative voting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 3, 1999, the number of shares of Common Stock (and the percentage of Common Stock) beneficially owned by (i) each person known (based solely on Schedules 13D or 13G filed) to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee to the Board of Directors of the Company, (iii) the Named Executive (as hereinafter defined) and (iv) all directors and executive officers of the Company as a group (based upon information furnished by such persons). Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security. In general, a person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.


                                           Number of Shares          Percentage (%)
Name and Address                          Beneficially Owned         of Common Stock
----------------                          ------------------         ---------------

S. Peter Lebowitz  (1)                        1,659,000                   21.8%
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

Theresa Lebowitz and Michael S. Nelson,
Esq., as trustees  (2)                          447,000                   6.1%
c/o Kramer Levin Naftalis & Frankel LLP
919 Third Avenue
New York, New York  10022

Glen Freeman  (3)                               20,000                      *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

Theodore Listerman  (3)                         20,000                      *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

Jack Schultz  (3)                               20,000                     *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

Julian Shaps  (3)                               20,000                     *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

Howard H. Ward, Esq. (4)                        10,000                     *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

All directors and officers as a group (6
persons) (5)                                   1,749,000                  22.7%


-----------------

  *     Indicates beneficial ownership of less than one (1%) percent.

(1) Includes 250,000 shares issuable upon exercise of options exercisable within 60 days.

(2) Represents shares held in trust for the benefit of Barbara Lynn Van Achte, Karen Sue Hart and Wendy Ann Lebowitz, with respect to which Mrs. Lebowitz and Mr. Nelson, a partner at the law firm of Kramer Levin Naftalis & Frankel LLP, the Company's outside corporate counsel, serve as trustees. Under the Trust Agreement, Mrs. Lebowitz and Mr. Nelson share voting and dispositive power, subject only to the beneficiaries' right to withdraw the shares under certain circumstances. Mrs. Lebowitz is the wife, and the three trust beneficiaries are the daughters, of Mr. Lebowitz.

(3) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days.

(4) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days.

(5) Includes options and warrants to purchase 340,000 shares exercisable within 60 days.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the following persons failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, for the number of transactions indicated, during fiscal year 1998.

        Messrs. Freeman, Listerman, Schultz and Shaps each failed to file on a timely basis a Statement of Change of Beneficial Ownership of Securities on Form 4 ("Form 4") with regard to options to purchase 10,000 shares of Common Stock granted to each of them on February 11, 1998. See "--Compensation of Directors." Howard H. Ward, Esq. failed to file on a timely basis an Initial Statement of Beneficial Ownership of Securities on Form 3 in connection with his appointment as General Counsel to the Company as of August 19, 1998.

        Mr. S. Peter Lebowitz failed to file on a timely basis a Statement of Change of Beneficial Ownership of Securities on Form 4 with respect to options to purchase 1,000,000 shares of Common Stock granted to him on February 11, 1998.

        To the Company's knowledge, all reporting persons discussed immediately above have now filed the required reporting forms and are currently in compliance with Section 16(d) of the Exchange Act.

                     PROPOSAL 1 - SALE AND LICENSE TO WALLS


        General. On February 2, 1999, the Company's Board of Directors unanimously voted in favor of the sale to Walls of all assets of the Company relating to the Company's workwear business, other than real estate and trademarks, and the license to Walls of the "Big Smith" trademark and certain related trademarks for use in the manufacture, sale and licensing of workwear products and unanimously voted to recommend to stockholders of the Company that they vote in favor of such sale and license.

        Walls Industries, Inc., Cleburne, Texas is a Delaware corporation located in Cleburne, Texas. Walls is primarily engaged in manufacturing and selling various apparel products. The principal executive offices of Walls are located at 1905 North Main Street, Cleburne, Texas 76033, telephone number (800) 433-1765.

        Asset Purchase Agreement. The Company has entered into an Asset Purchase Agreement with Walls, pursuant to which, if the stockholders approve the sale and license to Walls, the Company will sell to Walls its entire inventory of workwear products and raw materials and its machinery and equipment used in the manufacture of workwear products (excluding only certain computer equipment). The Company will also lease to Walls its facilities in Carthage, Missouri for a minimum of twelve months and its retained computer equipment for a minimum of three months. Walls will assume responsibility for all of the Company's leases for properties used in the manufacture and distribution of workwear products including the lease for the warehouse and manufacturing facilities in Miami, Oklahoma. Walls will hire substantially all of the employees of the Company currently involved in the workwear business. The Company will retain substantially all of the assets currently used in its sportswear business.

        In addition, the Company will place all of the trademarks it owns in a subsidiary, the stock of which will be owned 60% by the Company and 40% by Walls. Walls will have the right to have one representative on the Board of Directors of this subsidiary, Big Smith Holdings, Inc. ("Holdings"), and the Company will have the right to choose all other directors. The Certificate of Incorporation of Holdings will restrict its activities solely to owning and licensing the "Big Smith" trademarks.

        Holdings will grant to Walls a royalty-free, perpetual license to use the "Big Smith" trademark and certain related tradenames in connection with the manufacture, sale and licensing of workwear products. Holdings will grant to the Company a royalty-free, perpetual license to use the "Big Smith" trademark and certain related tradenames for sportswear and, subject to certain approval rights of Walls, for all other purposes. Any other licenses granted by Holdings will require the unanimous vote of its Board of Directors.

        In consideration of the sale and license, Walls will pay to the Company for the assets purchased a price equal to the appraised value (on a liquidated basis) of the machinery and equipment sold plus the book value of the Company's good, saleable and useable inventory. The Company currently estimates the purchase price based on this formula to be approximately $3,135,000. Walls will pay the Company $2,000 per month for a minimum of one year for its lease of the Company's Carthage, Missouri facilities and $10,000 per month for a minimum of three months for its lease of the Company's retained computer equipment.

        In addition, in consideration for the Company entering a ten-year non-compete agreement, Walls will pay the Company $400,000 at closing, $400,000 six months after closing, $700,000 at the end of each of the second and third years after the sale and license has closed, $600,000 at the end of each of the next two years, and $400,000 at the end of each of the next three years. Payments under the non-compete agreement together with the consideration to be paid for machinery, equipment and inventory and rental payments for the Carthage, Missouri facility and the computer equipment will result in total payments to the Company estimated at approximately $7,780,000.

        Purpose of Transaction. The Board of Directors has recommended this sale and license to the stockholders for several reasons. First, the Board of Directors recognizes that increased global competition coupled with relatively high domestic labor costs have led to decreased margins and increased offshore production in the workwear industry.

        Additionally, a disproportionate amount of the Company's resources have been directed towards overhead associated with its manufacturing plant, inventory and overhead related to its low margin workwear operations. This in turn has resulted in on-going high interest expense reflecting the full draw-down of the Company's credit facility, the Company's on-going liquidity and working capital deficits and difficulties expanding inventory and thus, sales.

        The Board of Directors believes that without a much greater economy of scale than the Company currently has the resources to achieve, it is unlikely to achieve substantial profitability while continuing to maintain the workwear business with the Company's traditional focus on domestic manufacture.

        The proposed transaction will free the Company from its low-potential workwear focus and the related overhead and interest costs enabling it to focus on the growth of its higher-margin sportswear business. The Company will also be able to pursue and support the establishment of a global licensing program involving various additional products including, without limitation, ladieswear, childrenswear, sweaters, jackets, sleepwear, belts, shoes and other leather products, sunglasses and socks.

        The Company expects to reduce its outstanding line of credit to approximately $1,968,000 upon closing of the transaction, reducing interest costs. The divestiture of the Company's manufacturing operations will also free-up considerable management resources previously devoted to managing the Company's manufacturing base and to managing the Company's relationship and credit status with its raw materials providers.

        Pro Forma Financial Information

        The following pro forma financial information is based on the audited Financial Statements of the Company and the related Notes thereto appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 that has been delivered or is included with this Proxy Statement. The pro forma financial information is presented to assist stockholders in analyzing the pro forma impact of the sale and license to Walls on the Company's Balance Sheet and Statement of Operations; stockholders should not assume, however, that the following pro forma information reflects what the Company's financial condition or results of operations actually would have been if the sale and license to Walls had occurred on December 31, 1998 (Balance Sheet) or January 1, 1998 (Statement of Operations).

                                                    BIG SMITH BRANDS, INC.
                                                    Pro Forma Balance Sheet
                                                       December 31, 1998

                                                            ASSETS

CURRENT ASSETS                                                                                                 After
--------------                                                                                                 -----
                                      December 31, 1998    Sale of Assets       Other       Non-Compete     Transaction      Note #
                                      -----------------    --------------       -----       -----------     -----------      ------

Cash                                  $     112,917        $                    $ 32,000    $ 400,000       $  544,917    1,3a & 3c
Temporary Investments                         4,799                                                              4,799

Accounts Receivable, less allowance       2,327,240                                                          2,327,240
  for doubtful accounts of $58,210
Due from Seller - Miami Security                                                   4,060                         4,060        3c
Deposits
A/R Non-Compete                                                                              400,000           400,000        1
A/R Rental Income                                                                 22,000                        22,000     3a & 3b
Inventories                               3,340,741           (2,809,357)                                      531,384        2a
Prepaid Expenses                            122,802                                                            122,802
                                      -------------      ---------------      ----------    --------        ----------

   Total current assets                   5,908,499           (2,809,357)         58,060     800,000         3,957,202
                                      -------------      ---------------      ----------    --------        ----------

PROPERTY AND EQUIPMENT, At Cost
Land                                         20,000                                                             20,000
Buildings                                   600,317              (11,000)                                      589,317      2b
Equipment                                 1,936,213           (1,462,030)                                      474,183      2b
Vehicles                                     62,985              (62,985)                                            0      2b
                                      -------------      ---------------      ----------    --------        ----------
                                          2,619,515           (1,536,015)                                    1,083,500
Less accumulated depreciation            (1,607,886)          (1,214,717)                                     (393,169)     2b
                                      -------------      ---------------      ----------    --------        ----------
   Net property and equipment             1,011,629             (321,298)                                      690,331
                                      -------------      ---------------      ----------    --------        ----------

OTHER ASSETS
Certificate of Deposit                      200,000                                                            200,000
Security Deposits                            42,280                               (4,970)                       37,310   3c, 4
Deferred finance charges, less              527,285                                                            527,285
accumulated amortization of $160,522
Trademark, less accumulated                 398,359                                                            398,359
                                      -------------      ---------------      ----------    --------        ----------
amortization of $117,501
   Total other assets                     1,167,924                               (4,970)                    1,162,954
                                      -------------      ---------------      ----------    --------        ----------
Total Assets                            $ 8,088,052          $(3,130,655)     $   53,090    $800,000        $5,810,487
                                      =============      ===============      ==========    ========        ==========

                                              LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Revolving line-of-credit              $   3,911,316      $    (1,885,614)     $             $               $2,025,702     2c
Current maturities of long term debt        379,176             (116,496)                                      262,680     2c
Checks outstanding in excess of bank        181,596                                                            181,596
balance
Accrued restructuring/litigation            130,291                                                            130,291
Deferred income                                                                   42,000                        42,000   1, 3a & 3b
Accrued royalties                           664,587                                                            664,587
Account Payable                           2,562,052             (667,007)         10,020                     1,905,065      2c,3a
Accrued Expenses                            357,202                                                            357,202
Note payable-stockholder                    250,000             (250,000)                                            0
                                      -------------      ---------------      ----------    --------        ----------
   Total current liabilities              8,436,220           (2,919,117)         52,020                     5,569,123
                                      -------------      ---------------      ----------    --------        ----------

LONG-TERM DEBT                              755,245             (218,615)              -                       536,630
                                      -------------      ---------------      ----------    --------        ----------

STOCKHOLDERS' DEFICIT
Common stock, $.01 par value; authorized
   10,000,000 shares: issued and             73,547                                                             73,547
   outstanding 7,354,665
Additional paid-in capital                9,130,767                                                          9,130,767
Accumulated Deficit                     (10,307,727)               7,077           1,070     800,000        (9,499,580)
                                      -------------      ---------------      ----------    --------        ----------
   Total stockholders' deficit           (1,103,413)               7,077           1,070     800,000        (295,266)
                                      -------------      ---------------      ----------    --------        ----------
      Total liabilities and           $   8,088,052      $    (3,130,655)     $   53,090    $800,000        $5,810,487
      stockholders' deficit           =============      ===============      ==========    ========        ==========


                             BIG SMITH BRANDS, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                          Year Ended December 31, 1998



                                                                          Sale of                             After
                                    December 31, 1998    Adjustments      Assets        Other   Non-Compete   Transaction     Note #
                                    -----------------    -----------      ------        -----   -----------   -----------     ------

Net Sales                             $  13,210,107    $    (11,424,296)   $             $        $           $1,785,811

Cost of Goods Sold                        9,989,048          (8,976,467)                                       1,012,581
                                      -------------     ---------------    ----------    -------- --------    ----------

Gross Profit                              3,221,059          (2,447,829)            0           0        0       773,230
                                      -------------     ---------------    ----------    -------- --------    ----------

Operating Expenses




Selling                                   1,673,469            (708,786)                                         964,683     4

General & Administrative                  1,634,869            (960,847)                                         674,022     3a

Bad debts                                    (7,652)                                                              (7,652)
                                      -------------     ---------------    ----------    -------- --------    ----------

Total operating expenses                  3,300,686          (1,669,633)            0          0         0     1,631,053
                                      -------------     ---------------    ----------    -------- -------     ----------



Gain/(Loss) from operations                (79,627)            (778,196)            0           0        0      (857,823)
                                      -------------     ---------------    ----------    -------- --------    ----------

Other Income (Expenses)
Royalty Income                               50,000                                                               50,000
Interest income                                 261                                                                  261
Interest expense                           (593,996)            473,996                                         (120,000)
Non-compete income                                                                                 800,000       800,000     1
Rental Income                                                                              54,000                 54,000   3a & 3b
Gain/(Loss) sale of assets                                                      7,077                              7,077     2b
Amortization of trademarks and loan
     fees                                  (124,963)                                                            (124,963)
Amortization of debenture discount         (606,204)            606,204                                                -
Foreign currency transaction gain
     (loss)                                    (596)                                                                (596)
Loss on sale of equipment                   (19,363)             19,363                                                -
Other income                                 (3,942)              3,942
                                      -------------     ---------------    ----------    -------- --------    ----------
                                         (1,298,803)          1,103,505         7,077      54,000  800,000       665,779
                                      -------------     ---------------    ----------    -------- --------    ----------
Gain/(Loss) before Income Taxes          (1,378,430)            325,309         7,077      54,000  800,000      (192,044)

Provision for Income Taxes                        -                   -             -           -        -             -
                                      -------------     ---------------    ----------    -------- --------    ----------

   Net Gain/(Loss)                    $  (1,378,430)    $       325,309     $7,077       $ 54,000 $800,000    $ (192,044)
                                      =============     ===============    ==========    ======== ========    ==========

Net Gain/(Loss) per share             $       (0.21)
                                      =============
                                                                                                                   (0.03)
                                                                                                              ==========
Weighted Average
Common shares outstanding                 6,530,366                                                            6,530,366
                                      =============                                                           ==========


                             Big Smith Brands, Inc.
                     Notes To Pro Forma Financial Statements
                                December 31, 1998

1.      Accounting treatment for the transaction:

        The various elements of the transaction were recorded in their entirety as though the transaction had been consummated as of December 31, 1998 (Balance Sheet) and January 1, 1998 (Statement of Operations). In most instances the various elements of the transaction were recorded on a cash basis. At December 31, 1998, approximately $3,137,732 would have been due upon the closing of the transaction (the "Closing") for the workwear inventory and fixed assets. The payments under the non-compete agreement extend over a period of eight (8) years, with $400,000 due upon Closing and an additional $400,000 due six (6) months thereafter. Walls Industries, Inc., Cleburne, Texas ("Walls") will rent certain retained computer equipment at $10,000 per month for a minimum of three
(3) months. Walls will also rent the Company's facilities in Carthage, Missouri for $2,000 per month for a minimum of twelve (12) months. The first month's rent for the Carthage, Missouri facilities and three (3) months computer rental payments aggregating $32,000 are due at Closing. The assumption of the leases for the Miami, Oklahoma facilities will effect the return of the $4,060 security deposits relating thereto. All expenses related to the transaction were recorded. At December 31, 1998, the total cash due at Closing would have been $3,573,379.

        The consummation of the transaction will affect the outstanding revolving line-of-credit and principal balances with NationsCredit Commercial Fund ("NationsCredit"). As a result of the transaction, the revolving line-of-credit and the term loan will be reduced to $2,025,702 and $552,666 respectively, leaving a total balance due NationsCredit of $2,578,368. This transaction will effect a reduction of the Company's monthly interest and loan payments of approximately $15,000.

        The actual working capital deficit for the year ended December 31, 1998 was $2.53 million. If the transaction had been consummated as of December 31, 1998, the working capital deficit would have been $1.61 million.

2. The federal income tax consequences of the transaction:

        Non-compete income                            $800,000
        Rental income                                   54,000
        Related expenses                               (30,060)
        Security deposits                                 (910)
         Gain on sale of assets                          7,077
                                                    ----------
        Income before income taxes                    830,107

        Provision for income taxes                     285,000
         Benefit from NOL carryforward                (285,000)
        Net income tax expense                               0
                                               ---------------
               Net Income                             $830,107
                                                      ========

        The Company currently has net operating loss carryforwards of $3,825,509 which should be sufficient to offset all income received under the non-compete agreement.

3. Notes to transaction recorded:

        1. The Company will grant to Walls a royalty-free, perpetual license to use the "Big Smith" trademark and certain related tradenames in connection with the manufacture, sale and licensing of workwear products. In consideration for the Company entering a ten-year non-compete agreement, Walls will pay the Company a total of $4,600,000, as follows:

                             Year 1 $800,000
                             Year 2 $700,000
                             Year 3 $700,000
                             Year 4 $600,000
                             Year 5 $600,000
                             Year 6 $400,000
                             Year 7 $400,000
                             Year 8 $400,000

               Year one (1) payment is $400,000 at Closing and the remaining $400,000 is due and payable six (6) months thereafter. The subsequent year payments will be due and payable on the anniversary of the Closing.

        2.     Sale of Assets:

               a.     Workwear:
                             Work in process                       $   358,784
                             Piece goods                               353,792
                             Trim                                      303,121
                             Finished Goods                          1,793,660
                                                                   -----------

                      Total                                         $2,809,357
                                                                   ===========

               The above figures are based on Company records as of December 31, 1998. The inventory has been financed by NationsCredit at an advance rate of sixty percent (60%). At December 31, 1998, the payment due to NationsCredit on the sale of the inventory would have been $1,885,614. The Company has further agreed with NationsCredit to reduce the revolving line-of-credit by (1) $1,665,614 and (2) an additional $200,000 in exchange for the return of the pledged certificate of deposit held as additional collateral. These payments will reduce the Company's revolving line-of-credit with NationsCredit to $2,025,702 and also will reduce the Company's interest costs.

               b.     Machinery and equipment:
                             Factory Equipment                      $1,127,371
                             Furniture & Fixtures                      345,659
                             Trucks                                     62,985
                                                                 -------------
                      Subtotal                                      $1,536,015
                             Less depreciation                      $1,214,717
                                                                 -------------
                      Total                                           $321,298
                                                                 =============

               Walls will pay to the Company for the assets purchased a price that includes the appraised value (on a liquidated basis) of the machinery and equipment sold which, at December 31, 1998, would have been $328,375. At December 31, 1998, the net gain on the sale of the machinery and equipment would have been $7,077.

               The Company's obligation at March 17, 1999 to NationsCredit on the term loan portion of the credit facility against the machinery and equipment is $439,040, with a remaining loan availability of $109,760. The original principal amount of the loan was based on the forced liquidation value of machinery and equipment at December 10, 1997 of $686,000, with an advance of eighty percent (80%) and repayment over five (5) years. The Company has been repaying the loan at the average rate of $9,146 per month. At December 31, 1998, the pro forma repayment to NationsCredit of $328,375, would have reduced the collateral balance to $357,625 equaling a loan balance of $247,865 and remaining loan availability of $109,760. This would reduce the monthly payment on the term loan to $5,960 per month over the remaining four (4) year term. The Company currently has two (2) other long-term obligations to NationsCredit on the term loan portion of the credit facility against (1) the Carthage, Missouri real property of $124,800 with a monthly payment of $2,600 and (2) the Company's trademarks of $180,000 with a monthly payment of $6,667.

               c. On a pro forma basis as of December 31, 1998, the cash received for the sale of the Inventory and Machinery and Equipment would have been $3,137,732. The distribution and application of the cash received would have been as follows:

                      Revolving line-of-credit                      $1,885,614
                      Machine & Equipment loan                         328,375
                      S. Peter Lebowitz loan                           250,000
                      Accounts Payable                                 667,007
                      Other Accrued expenses                             6,736
                                                                --------------

                             Total Distribution                     $3,137,732
                                                                ==============

                      The first funds received pursuant to the non-compete agreement and the rental income will be applied to working capital. All accounts receivable, $2,340,817 at March 17, 1999, are security for the credit facility with NationsCredit, and are expected to generate additional working capital availability of approximately $351,123.

        3.     Rental Income and Miami Security Deposit:

               a.     Computer Rental:
                      Walls has agreed to rent the AS400 computer and RLM program for a period of at least three (3) months at $10,000 per month. The Company expends $10,020 on the lease and service contract resulting in a loss of $20 per month.

               b.     Building occupancy:
                      Walls has agreed to rent all of the Company's real property located in Carthage, Missouri at a monthly rental of $2,000 for at least twelve (12) months. This monthly payment will be used to offset certain other costs related to the ownership of this real property.

               c.     Miami, Oklahoma Security Deposits:
                      Walls has agreed to assume both of the leases covering the Miami, Oklahoma facilities. Accordingly, all deposits relating to these facilities will be refunded to the Company.

        4.     Outlet and Retail Stores:

               The Company will retain ownership of the outlet and retail stores and the leaseholds on the leased properties related to these stores. The security deposits on the Monett, Missouri and the Miami, Oklahoma outlet stores aggregating $910 will be applied to last month's rents. The three workwear outlet stores will be closed shortly after the Closing. The Miami, Florida retail store will remain open for business.

        Federal Income Tax Consequences. The Company estimates that the total gain from the transaction for the current taxable year will be entirely offset by net operating loss carryforwards of the Company carried over from previous tax years. The Company also expects income realized from the receipt of payments pursuant to the non-compete agreement over the eight-year period will also be offset in its entirety by net operating loss carryforwards. There will be no federal income tax consequences to the Company's stockholders.

                   Vote Required for Sale and License to Walls

        The sale and license to Walls requires the affirmative vote of a majority of the shares of Common Stock of the Company outstanding and entitled to vote thereon.

        The Board of Directors recommends a vote FOR the sale and license to Walls.

                       PROPOSAL 2 - ELECTION OF DIRECTORS


Nominees for Election

        The Board of Directors proposes the election of a Board of five directors for the upcoming year and until their respective successors are duly elected and qualified. All of the nominees set forth below are currently members of the Board of Directors. Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that any of the nominees will not be available as a candidate, should such a situation arise, proxies may be voted for the election of such other person as a director as the holders of the proxies may, in their discretion, determine.

        The following sets forth certain information with respect to each of the five nominees to the Board of Directors as well as to the remaining executive officers of the Company:


                                              Year First Elected
Name                         Age                   Director             Office
----                         ---                   --------             ------

Nominees to the Board

S. Peter Lebowitz            67                    1985                 Chief Executive Officer,
                                                                        President and Director

Glen Freeman                 69                    1994                 Director

Theodore Listerman           75                    1995                 Director

Jack Schultz                 62                    1994                 Director

Julian Shaps                 73                    1994                 Director

Other Executive Officers and
Significant Employees

Susan A. Leonhardt           55                    N/A                  Director - Accounting/
                                                                        Administration

Howard H. Ward               65                    N/A                  General Counsel

Howard Kaplan                50                    N/A                  Secretary

================================================================================

Nominees to the Board

        S. Peter Lebowitz has served as Chief Executive Officer and President of the Company since 1980. Mr. Lebowitz has been employed full time in the men's apparel industry for over 40 years beginning in 1954 when he joined Hochschild, Kohn & Co., Baltimore, Maryland. Thereafter, he served as a salesman in the Menswear Divisions at The Van Heusen Company and as Vice-President of Big Yank Corporation and Anvil Brands, Inc. From 1971 to 1979, he was Chairman and Chief Executive Officer of Smith Brothers Manufacturing Company, Carthage, Missouri, then the corporate owner of the Big Smith label. In 1980, he founded the Company, and in 1985, the Company acquired certain assets of Smith Brothers Manufacturing Company, including the ownership of the Big Smith label.

        Glen Freeman was elected a director of the Company in September 1994. Mr. Freeman served as General Manager of the Company after its acquisition of certain assets of Smith Brothers Manufacturing Company in 1985 until 1994. Mr. Freeman served as Vice-President of Merchandising of Smith Brothers Manufacturing Company from 1969, when it acquired Continental Manufacturing Company, to 1985. From 1945 to 1969, Mr. Freeman was employed by Continental Manufacturing Company. Mr. Freeman has been employed in the workwear industry for 50 years.

        Theodore L. Listerman was elected a director of the Company in January 1995. Mr. Listerman was involved in various aspects of the apparel business for approximately thirty years. Mr. Listerman served in numerous senior management positions at a number of major manufacturers and marketers of men's apparel products. At present Mr. Listerman is a doctoral candidate at the University of Missouri.

        Jack Schultz was elected a director of the Company in February 1994. Since 1993, Mr. Schultz has served as an active consultant to the retail industry dealing with assignments that cover a broad range of issues and entities involving virtually all major segments of the retail industry. Prior to his full time entry into the consulting business, Mr. Schultz served from 1991 to 1993 as the President of the National Retail Federation, a leading retail industry trade association.

        Julian Shaps was elected a director of the Company in February 1994. Mr. Shaps retired from full time participation in business in October 1990 following a career that spanned forty years in the sales and merchandising segment of the apparel industry. Mr. Shaps' previous positions include twenty-five years in various senior management positions at Salant, Inc., and approximately fifteen years as Vice President of Sales and Merchandising at M. Fine & Sons, Inc.

Executive Officers and Significant Employees

        Susan A. Leonhardt joined the Company in July 1998 as Director of Accounting and Administration. She is responsible for all financial reporting, accounting, internal auditing and related administrative functions. Ms. Leonhardt, a Certified Public Accountant, received a Bachelor's degree in Business Administration from Ohio State University of Columbus, Ohio in 1966 and a Master's degree in Accounting from the University of California, Los Angeles in 1972. Ms. Leonhardt has held increasingly responsible financial, administrative, accounting and management positions in a variety of business environments. From August 1994 until October 1997, Ms. Leonhardt served as the Controller of InnoPet Brands, Inc. From October 1991 until May 1994, Ms. Leonhardt served as the Controller of Noon & Pratt.

        Howard H. Ward has served the Company as a business and financial consultant since 1993. He was appointed General Counsel by the Board of Directors in August 1998. Mr. Ward received a Bachelor's degree in History and English from Upsala College of East Orange, New Jersey in 1955 and a J.D. degree from the University of Pennsylvania Law School of Philadelphia, Pennsylvania in 1958. For the past five years, Mr. Ward has been a private business and financial consultant for various small and medium size businesses. Mr. Ward is not currently and has never been an employee of the Company.

        Howard Kaplan was elected Secretary of the Company in August 1994. Since 1991, Mr. Kaplan has served as President of Fabric Resources Corporation, a denim jobber, and from 1988 to 1991, he served as Purchasing Agent for the Company. Mr. Kaplan is not currently an employee of the Company.

        All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Company's outside directors devote such time as is necessary and customary to attend meetings of the Board of Directors and committees of the Board of Directors and otherwise to perform their duties as directors.

        The Company's officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. Mr. Lebowitz has an employment agreement with the

Company. See "Executive Compensation-Employment Arrangements." No familial relationships exist between any directors or officers of the Company.

Committees

        The Company's Board of Directors has an Internal Audit Committee and an Executive/Compensation Committee. Messrs. Glen Freeman and Theodore Listerman serve on the Internal Audit Committee and Messrs. Theodore Listerman, Jack Schultz and Julian Shaps serve on the Executive/Compensation Committee. The Internal Audit Committee is the principal financial organ to review the results of the annual audit. The Internal Audit Committee also reviews the scope of the annual audit and other services before they are undertaken by the Company's auditors and reviews the adequacy and effectiveness of the Company's internal accounting controls. The Executive/Compensation Committee administers the
Company's 1994 Stock Incentive Plan, as amended (the "1994 Plan") and makes recommendations to the full Board concerning compensation, including incentive arrangements, for the Company's officers and employees.

Meetings of the Board of Directors and its Committees

        During the fiscal year ended December 31, 1998, there were five meetings of the Board of Directors of the Company, two meetings of the Audit Committee, and three meetings of the Executive/Compensation Committee. No director attended fewer than 75% of the aggregate of (1) the total number of meetings held by all committees of the Board on which he served (during the periods that he served) and (2) the number of meetings of the Board of Directors.

Compensation of Directors

        Non-employee directors of the Company receive one thousand dollars plus expenses for each meeting of the Board of Directors that they attend and, pursuant to the Company's 1994 Stock Incentive Plan (the "1994 Plan"), are automatically granted 10,000 options annually upon election at the Annual Meeting. On June 12, 1997, each non-employee director received an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $0.42. On February 11, 1998, each non-employee director was granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $0.53. Each grant under the 1994 Plan vests in four substantially equal parts on each of the first four anniversaries of the date of the grant. To the extent the options are unexercised, they expire on the fifth anniversary of the date of the grant.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation for services in all capacities for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996, of the Chief Executive Officer of the Company, who is the only executive officer at the Company who earned over $100,000 (the "Named Executive") for the fiscal year ended December 31, 1998.


                           SUMMARY COMPENSATION TABLE


======================================================================================================
                                           Annual Compensation              Long Term Compensation
------------------------------------------------------------------------------------------------------
                                                          Other Annual      Awards       All Other
       Name and          Fiscal    Salary      Bonus      Compensation      Options     Compensation
  Principal Position      Year      ($)         ($)          ($) (1)          (#)           ($)
------------------------------------------------------------------------------------------------------
S. Peter Lebowitz-Chief   1998   $300,000         -            $ 11,379    1,000,000          -
Executive Officer         1997   $300,000         -            $ 10,996        -              -
                          1996   $300,000         -            $  9,973        -              -
======================================================================================================


        (1)    Represents  the  value  of  certain  club   membership  dues  and
               automobile lease payments.

Employment Arrangements

        S. Peter Lebowitz is employed as the Company's President and Chief Executive Officer under an employment agreement, expiring on December 31, 2003. Pursuant to the employment agreement, Mr. Lebowitz receives annual compensation of $300,000 and an annual bonus of up to $200,000 if the Company achieves a certain specified level of net income, which level has not been achieved as of yet during the term of the employment agreement. The employment agreement with Mr. Lebowitz further provides that if his employment were terminated by the Company without cause or at any time following a change of control, or by Mr. Lebowitz within twelve months after a change of control, the Company will pay to Mr. Lebowitz three years' salary, bonus and benefits in the amount and kind then in effect, subject to certain adjustments, in a lump sum 30 days after such termination.

        On February 11, 1998, in connection with his entry into the employment agreement, Mr. Lebowitz was granted options for the purchase of 1,000,000 shares of Common Stock pursuant to the terms and conditions of the Company's 1994 Stock Incentive Plan, as amended (the "1994 Plan"). The options are exercisable at $0.53 per share, the highest ask price on the last date on which trading took place prior to the date of grant, and vest in equal annual installments on the first four anniversaries of the date of grant.

                     Vote Required for Election of Directors

        The election of each nominee for director requires a plurality of the votes cast. Accordingly, abstentions and Broker non-votes will not affect the outcome of the Election. Proxies solicited by the Board of Directors will be voted for each of the nominees listed above, unless stockholders specify otherwise.

        The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above.

             PROPOSAL 3 - APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS


        The firm of Daszkal, Bolton & Manela, CPAs ("DB&M"), independent certified public auditors, has audited the Company's financial statements for the fiscal years ended December 31, 1997 and December 31, 1998. It is expected that a representative of DB&M will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

        On January 16, 1998, the Company accepted the resignation of Baird, Kurtz & Dobson ("BK&D") as its independent auditors. The decision to accept the resignation of BK&D was approved by the Company's Board of Directors. BK&D's reports on the financial statements for the prior two years contained no qualification, adverse or disclaimer of opinion. Their report dated February 26, 1997, however, included a paragraph reflecting substantial doubt about the Company's ability to continue as a going concern. Through the date of the change in accountants, there were no disagreements with BK&D on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

                     Vote Required for Ratification of DB&M

        Ratification of the appointment of DB&M requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and entitled to vote thereon.

        The Board of Directors recommends a vote FOR ratification of the appointment of DB&M.


                              STOCKHOLDER PROPOSALS


        The deadline for submitting stockholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting is November 30, 1999. To be properly submitted, the proposal must be received at the Company's principal executive offices, 7100 West Camino Real, Suite 402, Boca Raton, Florida 33433, no later than the deadline. In order to avoid controversy, stockholders should submit any proposals by means, including electronic means, that permit them to prove the date of delivery.

        If a stockholder submits notice of a proposal not in compliance with the procedures set forth above (and more fully described in Rule 14a-8 of the Exchange Act), such a notice of proposal must be received by the Company at its principal executive offices, described above, by February 11, 1999. If notice of a stockholder proposal is received after this date, the Company may have the discretionary authority to refuse to allow the proposal to be brought before the next annual meeting.

        The deadlines described above are calculated by reference to the date the proxy materials for this year's Annual Meeting were first mailed to stockholders. If the Board of Directors changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform the stockholders of such a change and the effect of such a change on the deadlines given above by including a notice under Item 5 in the Company's earliest possible quarterly report on Form 10-QSB, or if that is impracticable, then by any means reasonably calculated to inform the stockholders.

                                 OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter that is to be presented to Stockholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

                                OTHER INFORMATION

        IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, THE BOARD URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. YOUR COOPERATION AS A STOCKHOLDER, REGARDLESS OF THE NUMBER OF SHARES OF STOCK YOU OWN, WILL REDUCE THE EXPENSES INCIDENT TO A FOLLOW-UP SOLICITATION OF PROXIES.

        IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY TOLL FREE AT (877) 879-1289.


                               Sincerely yours,





                               S. PETER LEBOWITZ
                               Chairman of the Board



Boca Raton, Florida
March 30, 1999

                             BIG SMITH BRANDS, INC.

                         Annual Meeting of Stockholders


                          -----------------------------


                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


        The undersigned hereby appoints S. Peter Lebowitz and Howard H. Ward, or if only one is present, then that individual, with full power of substitution, to vote all shares of BIG SMITH BRANDS, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Company's Stockholders to be held at the Renaissance Airport Hotel, St. Louis, Missouri, on the 20th day of April, 1999, at 9:00 a.m. St. Louis time, and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1. SALE AND LICENSE TO WALLS: To approve the sale to Walls Industries, Inc., Cleburne, Texas of all assets of the Company relating to the Company's workwear business, other than real estate and trademarks, and the license to Walls of the "Big Smith" trademark and certain related trademarks for use in the manufacture, sale and licensing of workwear products:

               FOR |_|       AGAINST |_|           ABSTAIN |_|

2. ELECTION OF DIRECTORS: To elect the nominees for director below for a term of one year;

        FOR all nominees listed below |_|          WITHHOLD AUTHORITY |_|
        (except as marked to the contrary below)   to vote for all nominees
                                                   listed below

        (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

        S. Peter Lebowitz    Jack Schultz
        Glen Freeman         Julian Shaps
        Theodore Listerman


3. APPROVAL OF AUDITORS: To ratify and approve the appointment of Daszkal, Bolton & Manela, CPAs, as independent public auditors for the fiscal year ending December 31, 1999;

               FOR |_|       AGAINST |_|           ABSTAIN |_|

and in their discretion, upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

            (Continued and to be dated and signed on the other side.)

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO OTHER DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR ALL NOMINEES LISTED IN PROPOSAL 2 AND FOR PROPOSAL 3.

        PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

        Receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.


                                Dated: _____________________________, 1999


                                ------------------------------------------------
                                              (Signature of Stockholder)



                                ------------------------------------------------
                                              (Signature of Stockholder)


                                Your  signature  should  appear  the
                                same as your name appears herein. If
                                signing   as   attorney,   executor,
                                administrator,  trustee or guardian,
                                please   indicate  the  capacity  in
                                which signing. When signing as joint
                                tenants,  all  parties  to the joint
                                tenancy must sign. When the proxy is
                                given by a corporation, it should be
                                signed by an authorized officer.




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